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                                                              EXHIBIT 10.1.31

         THIS AGREEMENT made as of this ___________ day of March, 1998.



BETWEEN:



                               692594 ALBERTA LTD.
                   a body corporate under the laws of Alberta
                       (hereinafter called the "Assignor")



                                                               OF THE FIRST PART
                                     - and -



                          FUTURELINK DISTRIBUTION CORP.
                   a body corporate under the laws of Colorado
                       (hereinafter called the "Assignee")


                                                              OF THE SECOND PART



                  WHEREAS the Assignor entered into an Investment Agreement with Logical Link Communications Inc.("Logical Link") on November 7, 1997, attached hereto as Schedule "A" on November 7, 1997.

                  AND WHEREAS this Investment Agreement has attached to it a General Security Agreement ("GSA") granting a security interest in all of Logical Links present and after acquired property and proceeds to the Assignor.


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                  AND WHEREAS the GSA was registered on February 23, 1998.

                  AND WHEREAS the Assignee has arranged with Beaumont Church, Barristers and Solicitors to arrange for seizure of the assets of Logical Link pursuant to the registered GSA.

                  AND WHEREAS the Assignor wishes to absolve itself from any liability associated with the ownership of the GSA and the seizure.

                  AND WHEREAS the Assignee has agreed to purchase the Assignor's interest in the Investment Agreement and GSA and indemnify the Assignor from any liability incurred as a result of the Investment Agreement, GSA and seizure pertaining thereto.

                  NOW THEREFORE THIS AGREEMENT WITNESSES that the parties mutually agree as follows:


1.                PURCHASE AND SALE

                  Subject to the terms and conditions set forth in this Agreement the Assignor shall sell and the Assignee shall purchase all the interest of the Assignor in the Investment Agreement and the GSA including all the Assignor's interest in the current seizure.


2.                PURCHASE PRICE

                  The purchase price for the assignment shall be:

         (a) $20,000.00 to be paid on or before the end of business Monday March 16, 1998; and

         (b) 100,000 options in FutureLink Distribution Corp. which is a NASD-BB listed Company and trades with ticker symbol FLNK. It is understood that the exercise price for these options shall be for the maximum discount permitted by the appropriate



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                  regulatory authorities (not exceeding 20% to current market price) and shall vest immediately on issue. The options shall be exercisable for a period of 3 years from date of issue. It is understood that the issuance of these options is subject to proper regulatory approval. FutureLink will use all reasonable efforts to ensure that such approvals are obtained and that the options are issued in a timely manner. If for any reason these options are not issued on or before June 1, 1998 the Assignee shall pay to the Assignor $48,000 in lieu of the options.


3.                REPRESENTATIONS BY THE ASSIGNOR

                  The Assignor represents and warrants to the Assignee that:

         (a) the Assignor has power and authority and capacity to enter into this Agreement and to carry out the transactions contemplated herein;

         (b) that there is now owing to the Assignor from Logical Link the sum of $70,000.00 plus interest and that this sum is a valid and subsisting claim for that amount and that this sum has not been previously assigned, postponed or encumbered in full or part.

         (c) the Assignor will provide further reasonable assurances, documentation and assistance as required by the Assignee in order to enforce the Investment Agreement and the GSA at the full expense of the Assignee.


4.                REPRESENTATIONS BY THE ASSIGNEE

                  The Assignee represents and warrants to the Assignor that:

         (a) the Assignee has power and authority and capacity to enter into this Agreement and to carry out the transactions contemplated herein;

5.                INDEMNIFICATION



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                  The Assignee hereby indemnifies and saves harmless the
Assignor it's directors and officers from and against any and all manner of action, actions, cause and causes of action, suits, debts, dues, costs (including, but not limited to solicitor and own client costs), sums of money, claims and demands whatsoever at law or in equity by any party, including the Assignee, arising from or related to the Investment Agreement, GSA and seizure pertaining thereto.

         IN WITNESS WHEREOF the parties hereto have duly executed these presents as of the day and year first above written.



                                             692594 ALBERTA LTD.


                                             PER: ______________________________


                                             FUTURELINK DISTRIBUTION CORP.


                                             PER: ______________________________



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